Exhibit (10) - 31
EXCHANGE AGREEMENT
and
PLAN OF REORGANIZATION
by and among
SUPERIOR BANCORP,
SUPERIOR HOLDINGS, LLC
AND
KBW, INC.
Dated as of January 20, 2010

i

ii

Defined Terms

Affiliate	Section 6.7(b)
Agreement	Preamble
Bankruptcy Event	Section 6.7(c)
Business Combination	Section 6.8
Capital Securities	Recitals
Capitalization Date	Section 3.1(b)
Closing	Section 1.2(a)
Closing Date	Section 1.2(a)
Code	Recitals
Common Securities	Recitals
Common Shares	Section 1.1
Common Stock	Recitals
Company	Preamble
Company Material Adverse Effect	Section 6.7(d)
Company 10-K	Section 3.8
Covered Securities	Section 4.8
Exchange	Recitals
Exchange Act	Section 6.7(g)
Governmental Entities	Section 1.2(c)
Indenture	Section 1.2(d)(iii)
Investor	Preamble
Investor Material Adverse Effect	Section 2.4
OTS	Section 3.11
Previously Disclosed	Section 6.7(e)
Proposals	Section 4.5
SEC	Section 4.5
Securities Act	Section 6.7(f)
Significant Subsidiaries	Section 3.1
Subsidiary	Preamble
Transfer	Section 5.4
Trust	Recitals
Trust Agreement	Recitals
Trust Shares	Section 1.1

iii

     EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION, dated as of January 20, 2010 (this “Agreement”) by and among Superior Bancorp, a Delaware corporation (the “Company”), Superior Holdings, LLC, an Alabama limited liability company and wholly-owned subsidiary of the Company (“Subsidiary”) and KBW, Inc. (the “Investor”).
BACKGROUND
     WHEREAS, the Investor is, as of the date hereof, the beneficial owner of 4,000 shares of the Trust’s capital securities designated as “Floating Rate Capital Securities”, having a liquidation amount of $1,000 per share (the “Capital Securities”) that were issued pursuant to the Amended and Restated Declaration of Trust of Superior Capital Trust I, a Delaware Statutory Trust (the “Trust”), dated as of July 19, 2007 among the Company, Wilmington Trust Company as the Delaware Trustee and the Institutional Trustee, and the administrators named therein (the “Trust Agreement”);
     WHEREAS, the Company, the Subsidiary and the Investor desire to exchange newly issued shares of common stock par value $.001 of the Company (the “Common Stock”) for the 4,000 shares of the Capital Securities beneficially owned and held by the Investor, on the terms and subject to the conditions set forth herein such Trust Shares to be transferred to the Subsidiary (the “Exchange”); and
     WHEREAS, the Company, the Subsidiary and the Investor intend the Exchange be treated as a reorganization pursuant to Section
368(a)(1)(E) of the Internal Revenue Code of 1981, as amended (the “Code”), each of the parties be a party to a reorganization, as that term is defined in Section 368(b) of the Code, as this Agreement constitutes and reflect a “plan of reorganization”, as that term is defined in Treasury Regulation § 1.368-1(g).
     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties do hereby agree as follows:
ARTICLE I
THE SHARE EXCHANGE
     Section 1.1 Share Exchange.
     On the terms and subject to the conditions set forth in this Agreement, (a) the Company agrees to issue and deliver the number of shares of Common Stock to the Investor with a “market value” equal to fifty percent (50%) of the face value of all the Capital Securities held by the Investor with the market value of the Common stock being the greater of (i) the average closing price of the Common Stock for the ten consecutive trading days immediately prior to Closing or (ii) ninety percent (90%) of the volume weighted average price (“VWAP”) as reported on the Bloomberg Professional© VWAP Summary Page for the stock symbol “SUPR” for the ten trading days preceding the Closing for the Capital Securities (the “Common Shares”) in exchange for 4,000 shares of Capital Securities beneficially owned and held by the Investor (such shares, the “Trust Shares”), and (b) the Investor agrees to cause the transfer to the Subsidiary as contemplated by this Agreement the Trust Shares in exchange for the Common Shares being delivered to the Investor. Anything to the contrary above in this Section 1.1 notwithstanding, the parties hereto agree that appropriate anti-dilutive adjustments will be made in the number of shares of Common Stock to be issued hereunder in the event of a dilutive issuance of Common Stock, the effect of which is not captured by the use of the ten-consecutive-trading day-measuring period.
     Section 1.2 The Closing.
     (a) The closing of the Exchange (the “Closing”) will take place at the offices of Haskell Slaughter Young & Rediker, LLC, 1400 Park Place Tower, 2001 Park Place North, Birmingham, Alabama 35203, at 9:00

a.m., CST on the business day after the day on which all of the conditions set forth in Sections 1.2(c), (d) and (e) are satisfied or waived (other than those conditions that by their terms must be satisfied on the Closing Date, but subject to the satisfaction or waiver of those conditions), or at such other place, time and date as shall be agreed between the Company, the Subsidiary, and the Investor. The time and date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.
     (b) Subject to the fulfillment or waiver of the conditions to the Closing in this Section 1.2, at the Closing (i) the Company will deliver to the Investor the Common Shares, as evidenced by one or more certificates dated the Closing Date and registered in the name of the Investor or its designee(s), and (ii) the Investor will transfer the Trust Shares to the Subsidiary as contemplated by this Agreement or via book entry, in either case, absent restrictions on transfer in accordance with the last sentence of Article V hereof.
     (c) The respective obligations of the Investor, the Subsidiary and the Company to consummate the Exchange are subject to the fulfillment (or waiver by the Company and the Investor, as applicable) prior to the Closing of the following conditions:
     (i) any approvals or authorizations of all United States and other governmental, regulatory or judicial authorities (collectively, “Governmental Entities”) required for the consummation of the Exchange shall have been obtained or made in form and substance reasonably satisfactory to each party and shall be in full force and effect and all waiting periods required by United States or other applicable law, if any, shall have expired;
     (ii) no provision of any applicable United States or other law and no judgment, injunction, order or decree of any Governmental Entity shall prohibit consummation of the Exchange as contemplated by this Agreement; and
     (iii) the Company shall have obtained the consent of its shareholders to issue the Common Shares if such consent is required by NASDAQ (see Section 4.5 hereof).
     (d) The obligation of the Investor to consummate the Exchange is also subject to the fulfillment (or waiver by the Investor) at or prior to the Closing of each of the following conditions:
     (i) (A) the representations and warranties of the Company set forth in Article III of this Agreement shall be true and correct in all material respects as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct in all material respects as of such other date), except to the extent that the failure of such representations and warranties to be so true and correct (without giving effect to any qualifiers or exceptions relating to materiality or Company Material Adverse Effect (as defined below)), individually or in the aggregate, does not have and would not reasonably be likely to have a Company Material Adverse Effect and (B) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing;
     (ii) the Investor shall have received a certificate signed on behalf of the Company by a senior executive officer certifying to the effect that the conditions set forth in Section 1.2(d)(i) have been satisfied;
     (iii) the Investor shall have received an amount equal to all accrued and unpaid distributions on the Trust Shares to, but excluding, the Closing Date in cash to an account designated by the Investor;
     (iv) the Company shall have made delivery via book entry or delivered certificates in proper form evidencing the Common Shares to the Investor or its designee(s); and

     (v) the Company shall have delivered to the Investor written opinions from outside counsel to the Company, addressed to the Investor and dated as of the Closing Date, in substantially the form attached hereto as Annex D.
     (e) The obligation of the Company and the Subsidiary to consummate the Exchange is also subject to the fulfillment (or waiver by the Company and the Subsidiary) at or prior to the Closing of each of the following conditions: (i) the representations and warranties of the Investor set forth in this Agreement shall be true and correct in all respects as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct in all respects as of such other date), except to the extent that the failure of such representations and warranties to be so true and correct (without giving effect to any qualifiers or exceptions relating to materiality or Investor Material Adverse Effect (as defined below)), individually or in the aggregate, does not have and would not reasonably be likely to have an Investor Material Adverse Effect and (ii) the Investor shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.
     Section 1.3 Interpretation.
     When a reference is made in this Agreement to “Recitals,” “Articles,” “Sections,” “Annexes” or “Schedules” such reference shall be to a Recital, Article or Section of, or Annex or Schedule to, this Agreement, unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. References to “herein”, “hereof”, “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. References to a “business day” shall mean any day except Saturday, Sunday and any day on which banking institutions in New York, New York, Birmingham, Alabama or Wilmington, Delaware generally are authorized or required by law, regulation or executive order to remain closed or are customarily closed.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR
     The Investor represents and warrants to the Company as of the date hereof and as of the Closing Date that:
     Section 2.1 Status.
     The Investor has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with the necessary power and authority to own its properties and conduct its business in all material respects as currently conducted.
     Section 2.2 Authorization, Enforceability.
     The Investor has the power and authority to execute and deliver the Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Investor of the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Investor, and no further approval or authorization is required on the part of the Investor. The Transaction Documents to which the Investor is a party are or will be a valid and binding obligation of the Investor enforceable against the Investor in accordance with their respective terms, except as the same may be limited by the Bankruptcy Exceptions.
     Section 2.3 Ownership.
     (a) The Investor is the record and beneficial owner of the Trust Shares, free and clear of any lien, security interest, charge or encumbrance and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Trust Shares) and will transfer and deliver to the Company at the Closing valid title to the Trust Shares free and clear of any lien, security interest, charge or encumbrance and any such limitation or restriction.
     (b) As of the date hereof, the Investor does not beneficially own more than 9.9% of the outstanding shares of Common Stock. As of the consummation of the Exchange, the Investor will not beneficially own more than 9.9% or more of the outstanding shares of Common Stock or voting power of the Company. The Investor does not have an agreement, arrangement or understanding with any person (other than the Company) to acquire, dispose of or vote any securities of the Company.
     Section 2.4 Non-Contravention.
     The execution, delivery and performance by the Investor of this Agreement and the consummation of the transactions contemplated hereby and compliance by the Investor with the provisions hereof, will not (a) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Investor under any of the terms, conditions or provisions of (i) its organizational documents, or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Investor is a party or by which it may be bound, or to which the Investor or any of the properties or assets of the Investor may be subject, or (b) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Investor or its properties or assets except, in the case of clauses (a)(ii) and (b), for those occurrences that, individually or in the aggregate, have not had and would not be reasonably likely to have an Investor Material Adverse Effect. “Investor Material Adverse Effect “means a material adverse effect on the ability of the Investor to consummate the Exchange and the other transactions contemplated by this Agreement.
     Other than in connection or in compliance with the provisions of the Securities Act and the securities or blue sky laws of the various states, to the Investor’s knowledge, without inquiry, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Investor in connection with the consummation by the Investor of the Exchange and the other transactions contemplated by this Agreement, except as would not reasonably be expected to have a material adverse effect on the ability of the Investor to consummate the Exchange and other transactions contemplated by this Agreement.
     Section 2.5 Investor Securities Law Representation.
     (a) The Investor has knowledge, skill and experience in financial, business and equity investments in entities such as the Company and is capable of evaluating the merits and risks of such investment and protecting the Investor’s interest in connection with the acquisition of the Common Shares. The Investor understands that the acquisition of the Common Shares is a speculative investment and involves substantial risks and that the Investor could lose the Investor’s entire investment in the Common Shares. Further, the Investor has taken full cognizance of and understands all of the risks related to the purchase of the Common Shares. To the extent deemed necessary by the Investor, the Investor has retained, at its own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of purchasing and owning the Common Shares. The Investor has the ability to bear the economic risks of the Investor’s investment in the Company, including a complete loss of the investment, and the Investor has no need for liquidity in such investment.

     (b) The Investor has been furnished by the Company all information (or provided access to all information) regarding the business and financial condition of the Company, its expected plans for future business activities, the attributes of the Common Shares and the merits and risks of an investment in the Common Shares which the Investor has requested or otherwise believes that the Investor needs in order to evaluate the investment in the Company.
     (c) In making the Investor’s investment decision, the Investor is relying solely on investigations made by the Investor and the Investor’s representative(s), if any. The Company’s offer to exchange the Common Shares was communicated to the Investor in such a manner that the Investor was able to ask questions of and receive answers from the management of the Company concerning the terms and conditions of the Exchange, and that at no time was the Investor presented with or solicited by or through any advertisement, article, leaflet, public promotional meeting, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting or any other form of general or public advertising or solicitation.
     (d) The Investor acknowledges that the Investor has been advised that:
(i)	The Common Shares have not been approved or disapproved by the Securities and Exchange Commission (the “SEC”) or any state securities commission, nor has the SEC or any state securities commission passed upon the accuracy or adequacy of any representations by the Company; and

(ii)	In making an investment decision, the Investor must rely on its own examination of the Company and the terms of the proposed sale to the Investor of the Common Shares, including the merits and risks involved. The Common Shares have not been recommended by any federal or state securities commission or other regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of any representation by the Company.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SUBSIDIARY
     Except as Previously Disclosed, the Company and, as applicable, the Subsidiary represents and warrants to Investor as of the date hereof and as of the Closing Date that:
     Section 3.1 Existence and Power.
     (a) Organization, Authority and Significant Subsidiaries. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to own, operate and lease its properties and to carry on its business as it is being currently conducted, and except as has not, individually or in the aggregate, had and would not reasonably be expected to have a Company Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; each subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization (“Significant Subsidiary”). The Charter and bylaws of the Company, copies of which have been provided to the Investor prior to the date hereof, are true, complete and correct copies of such documents as in full force and effect as of the date hereof.
     (b) Capitalization. The authorized capital stock of the Company, and the outstanding capital stock of the Company (including securities convertible into, or exercisable or exchangeable for, capital stock of the Company) as of the most recent fiscal month-end preceding the date hereof (the “Capitalization Date”) is set forth on Schedule A. The outstanding shares of capital stock of the Company have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). Except as provided in the Warrant (described on Schedule A), as of the date hereof, the Company does not have outstanding any securities or other obligations providing the holder the right to acquire Common Stock that is not reserved for issuance as specified on Schedule A, and the Company has not made any other commitment to authorize, issue or sell any Common Stock. Since the Capitalization Date, the Company has not issued any shares of Common Stock other than (i) shares issued upon the exercise of stock options or delivered under other equity-based awards or other convertible securities or warrants which were issued and outstanding on the Capitalization Date and disclosed on Schedule A and (ii) shares disclosed on Schedule A.
     Section 3.2 Authorization and Enforceability.
     (a) Each of the Company and the Subsidiary has the corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder.
     (b) The execution, delivery and performance by the Company and the Subsidiary of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Company and the Subsidiary and, if any, its stockholders, and no further approval or authorization is required on the part of the Company or the Subsidiary, subject to the necessity of obtaining stockholder approval if required by NASDAQ. This Agreement and any related transaction documents to which the Company is a party are valid and binding obligations of the Company and the Subsidiary, enforceable against the Company and the Subsidiary in accordance with its and their terms, subject to the Bankruptcy Exceptions.
     Section 3.3 Valid Issuance of Common Shares.
     The Common Shares have been duly and validly authorized and when issued and delivered pursuant to this Agreement, such Common Shares will be duly and validly issued and fully paid and non-assessable and will not be issued in violation of any pre-emptive rights, resale rights, rights of first refusal or similar rights.
     Section 3.4 Non-Contravention.
     (a) The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, and compliance by the Company with the provisions hereof and thereof, will not (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Company subsidiary under any of the terms, conditions or provisions of (A) its organizational documents or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company subsidiary is a party or by which it or any Company subsidiary may be bound, or to which the Company or any Company subsidiary or any of the properties or assets of the Company or any Company subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company subsidiary or any of their respective properties or assets except, in the case of clauses (i)(B), for those occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.
     (b) Other than the filing of any current report on Form 8-K required to be filed with the SEC, such filings and approvals as are required to be made or obtained under any state “blue sky” laws and such consents and approvals that have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Company in connection with the consummation by the Company of the Exchange except for any such notices, filings, exemptions, reviews, authorizations, consents and approvals the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     Section 3.5 No Company Material Adverse Effect.
     Since September 30, 2009, no fact, circumstance, event, change, occurrence, condition or development has occurred that, individually or in the aggregate, has had or would reasonably be likely to have a Company Material Adverse Effect, except as disclosed on Schedule B.
     Section 3.6 Offering of Securities.
     Neither the Company nor any person acting on its behalf has taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Common Shares under the Securities Act and the rules and regulations of the SEC promulgated thereunder), which might subject the offering, issuance or sale of the Common Shares to the Investor pursuant to this Agreement to the registration requirements of the Securities Act.
     Section 3.7 Brokers and Finders.
     No broker, finder or investment banker is entitled to any financial advisory, brokerage, finder’s or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any Company Subsidiary for which the Investor could have any liability.
     Section 3.8 Company Financial Statements.
     (a) The consolidated financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2008 (the “Company 10-K”), present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated therein and the consolidated results of their operations for the periods specified therein; and except as stated therein, such financial statements were prepared in conformity with GAAP applied on a consistent basis.
     (b) The Company and its subsidiaries do not have any liabilities or obligations (accrued, absolute, contingent or otherwise) of a nature that would be required to be accrued or reflected in a consolidated balance sheet prepared in accordance with GAAP, other than liabilities or obligations (i) reflected on, reserved against, or disclosed in the notes to, the Company’s consolidated balance sheet included in the Company 10-K, (ii) that are reflected or disclosed in any Current Reports on Form 8-K or Quarterly Reports on Form 10-Q or (iii) that otherwise, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect.
     Section 3.9 Proceedings.
     (a) As of the date of this Agreement, there is no litigation or similar proceeding pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which the Company’s management believes, individually or in the aggregate, has had or would be reasonably likely to have a Company Material Adverse Effect.
     (b) Neither the Company nor any of its Significant Subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by or is a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any bank regulatory authority that, in any such case, is currently in effect and has had or would be reasonably expected to have a Company Material Adverse Effect.
     Section 3.10 Compliance with Laws; Permits.
     (a) The Company is a registered thrift holding company; the Company and each of its subsidiaries have conducted their businesses in compliance with all applicable federal, state and foreign laws, regulations and applicable stock exchange requirements, including all laws and regulations restricting activities of thrift holding companies and thrift organizations, except for any noncompliance that, individually or in the aggregate, has not had and would not be reasonably likely to have a Company Material Adverse Effect.
     (b) The Company and each subsidiary have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, any Governmental Entities that are required in order to carry on their business as presently conducted, except where the failure to have such permits, licenses, authorizations, orders and approvals or the failure to make such filings, applications and registrations, individually or in the aggregate, have not had and would not be reasonably likely to have a Company Material Adverse Effect; and all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened, and all such filings, applications and registrations are current, except where such absence, suspension or cancellation, individually or in the aggregate, have not had and would not be reasonably likely to have a Company Material Adverse Effect.
     Section 3.11 Reports.
     (a) Since December 31, 2006, the Company has complied in all material respects with the filing requirements of Sections 13(a), 14(a) and 15(d) of the Exchange Act.
     (b) The Company’s 10-K and any reports or forms (after amendment where applicable) filed with the SEC pursuant to the requirements of the Securities Act or the Exchange Act on or after January 1, 2009, when they were filed or became effective (taking into account, amendments where applicable) with the SEC, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder, and did not when filed (taking into account, amendments where applicable) with the SEC, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.
     (c) Since December 31, 2006, the Company and each subsidiary have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Office of Thrift Supervision (the “OTS”), the FDIC and any other applicable federal or state securities or banking authorities, except where the failure to file any such report, registration or statement, individually or in the aggregate, has not had and would not be reasonably likely to have a Company Material Adverse Effect. As of their respective dates, each of the foregoing reports complied with all applicable rules and regulations promulgated by the OTS, the FDIC and any other applicable foreign, federal or state securities or banking authorities, as the case may be, except for any failure that, individually or in the aggregate, have not had and would not be reasonably likely to have a Company Material Adverse Effect.
     (d) The records, systems, controls, data and information of the Company and the subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the subsidiaries or their accountants (including all means of access thereto and therefrom). The Company (1) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Company’s board of directors (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. To the knowledge of the Company, there is no reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.

ARTICLE IV
COVENANTS
     Section 4.1 Commercially Reasonable Efforts.
     Subject to the terms and conditions of this Agreement, each of the parties will use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Exchange as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall use commercially reasonable efforts to cooperate with the other party to that end.
     Section 4.2 Expenses.
     Unless otherwise provided in this Agreement, each of the parties hereto will bear and pay all costs and expenses incurred by it in connection with the transactions contemplated under this Agreement.
     Section 4.3 Exchange Listing.
     If requested by the Investor, the Company shall, at the Company’s expense, cause subject to applicable listing rules the Common Shares, to be listed on the NASDAQ Global Market, subject to official notice of issuance, and shall maintain such listing for so long as any Common Stock is listed on such exchange.
     Section 4.4 Certain Notifications Until Closing.
     From the date hereof until the Closing, the Company shall promptly notify the Investor of (a) any fact, event or circumstance of which it is aware and which would reasonably be likely to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate in any material respect or to cause any covenant or agreement of the Company contained in this Agreement not to be complied with or satisfied in any material respect and (b) except as Previously Disclosed, any fact, circumstance, event, change, occurrence, condition or development of which the Company is aware and which, individually or in the aggregate, has had or would reasonably be likely to have a Company Material Adverse Effect; provided, however, that delivery of any notice pursuant to this Section 4.4 shall not limit or affect any rights of or remedies available to the Investor; provided, further, that a failure to comply with this Section 4.4 shall not constitute a breach of this Agreement or the failure of any condition set forth in Section 1.2 to be satisfied unless the underlying Company Material Adverse Effect or material breach would independently result in the failure of a condition set forth in Section 1.2 to be satisfied.
     Section 4.5 Stockholder’s Meeting.
     (a) It is currently contemplated by the Company that it may issue a significant number of shares of its Common Stock in other transactions or offerings between the date of this agreement and March 31, 2010. The number of shares of Common Stock issued in such transactions or offerings may be sufficiently great to abrogate any requirement under NASDAQ rules for stockholder approval of the Exchange. If by March 31, 2010, stockholder approval of the Exchange would still be required by applicable NASDAQ rules, the Company shall hold a meeting of its stockholders (which may be its annual meeting or a special meeting) as promptly as practicable to seek approval of the Exchange and the issuance of the Common Shares pursuant to this Agreement (the “Proposals”). The Board of Directors shall recommend to the Company’s stockholders that such stockholders vote in favor of the Proposals. In connection with such meeting, the Company shall prepare (and the Investor will provide information reasonably required by the Company to be included therein) and file with the Securities and Exchange Commission (the “SEC”) as promptly as practicable a preliminary proxy statement. The Company shall use its reasonable best efforts to respond to any comments of the SEC or its staff thereon and to cause a definitive proxy statement related to such stockholders’ meeting or consent to be mailed to the Company’s stockholders, and the Company shall use its reasonable best efforts to solicit proxies for such stockholder approval of the Proposals. Each of the Investor and the Company agrees promptly to correct any information provided by it or on its behalf for use in the proxy statement if and to the extent that such information shall have become false or misleading in any material respect.

     (b) None of the information supplied by the Company for inclusion in any proxy statement in connection with any such stockholders meeting of the Company or consent will, at the date it is filed with the SEC, when first mailed to the Company’s stockholders and at the time of any stockholders meeting, and at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
     Section 4.6 Publicity. No public release or announcement concerning the transactions contemplated hereby shall be issued by either party without the prior consent of the other party (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall, to the extent reasonably practicable, allow the other party reasonable time to comment on such release or announcement in advance of such issuance. The provisions of this Section 4.6 shall not restrict the ability of a party hereto to summarize or describe the transactions contemplated by this Agreement in any prospectus or similar offering document or other report required by law, regulation stock exchange or rule so long as the other party is provided a reasonable opportunity to comment on such disclosure in advance.
     Section 4.7 Withholding of Tax. All payments with respect to the Common Stock issued in exchange for, or pursuant to the terms of, any of the foregoing instruments (the “Covered Securities”) shall be subject to withholding and backup withholding to the extent required by law. If, prior to making any payment with respect to Covered Securities held by the Investor, the Company receives from the Investor a duly executed, valid, accurate and properly completed IRS Form W-9 evidencing the entitlement of such entity to an exemption from backup withholding with respect to such payment, and the Company does not know, or have reason to know that such exemption is not available, the Company shall, and shall cause its paying agent to, make such payment with respect to such Covered Securities (including the transfers by the Company pursuant to the Exchange), free and clear of backup withholding of United States federal income tax, as supported by such form.
ARTICLE V
SECURITIES LAW CONSIDERATIONS
     The issuance of the Common Shares upon exchange of the Trust Shares is intended to be exempt from registration pursuant to Section
3(a)(9) of the Securities Act. Section 3(a)(9) provides an exemption from registration for any security exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. When securities are exchanged for other securities of an issuer under Section 3(a)(9), the securities received, in essence, assume the character of the exchanged securities for purposes of the Securities Act. Since it is the Company’s understanding that the Investor has held the Trust Securities for a sufficient period of time under Rule 144 promulgated pursuant to the Exchange Act such that the Trust Securities would be freely tradable by the Investor, we expect that all the Common Shares issued to the Investor pursuant to this Agreement will be freely tradable under U.S. securities laws by such non-affiliates. The Company will execute such documents as are necessary to remove any restrictive legends on the Common Shares in connection with any sale or other transfer of such shares by KBW, subject to the completion by KBW of customary brokerage forms in connection with any such sale or transfer.
ARTICLE VI
MISCELLANEOUS
     Section 6.1 Termination.
     This Agreement may be terminated at any time prior to the Closing:

     (a) by either the Investor or the Company if the Closing shall not have occurred by June 30, 2010; provided, however, that the right to terminate this Agreement under this Section 6.1(a) shall not be available to any party whose breach of any representation or warranty or failure to perform any obligation under this Agreement shall have caused or resulted in the failure of the Closing to occur on or prior to such date;
     (b) by either the Investor or the Company in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or
     (c) by the mutual written consent of the Investor and the Company.
     In the event of termination of this Agreement as provided in this Section 6.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for any breach of this Agreement.
     Section 6.2 Survival of Representations and Warranties.
     The representations and warranties of the Company made herein or in any certificates delivered in connection with the Closing shall survive the Closing for a period of one year after Closing; provided that the representations and warranties made in Sections 3.1, 3.2, or 3.3 shall survive Closing under the expiration of the applicable statute of limitations. The representations of the Investor made herein or in any certificates delivered in connection with the Closing shall survive the Closing for a period of one year after Closing; provided that the representations and warranties made in Section 2.1, 2.2, 2.3 or 2.5 shall survive Closing until the expiration of the applicable statute of limitations.
     Section 6.3 Amendment.
     No amendment of any provision of this Agreement will be effective unless made in writing and signed by an officer or a duly authorized representative of each of the Company, the Subsidiary and the Investor; provided that the Investor may unilaterally amend any provision of this Agreement to the extent required to comply with any changes after the date hereof in applicable federal statutes. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative of any rights or remedies provided by law.
     Section 6.4 Waiver of Conditions.
     The conditions to each party’s obligation to consummate the Exchange are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.
     Section 6.5 Governing Law; Submission to Jurisdiction, Etc.
     This Agreement will be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State. Each of the parties hereto agrees (a) to submit to the exclusive jurisdiction and venue of the United States District Court for the Northern District of Alabama for any and all civil actions, suits or proceedings arising out of or relating to this Agreement or the Exchange contemplated hereby and (b) that, to the fullest extent permitted by law, notice may be served upon (i) the Company at the address and in the manner set forth for notices to the Company in Section 6.6 and (ii) the Investor in accordance with applicable law. To the extent permitted by applicable law, each of the parties hereto hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to this Agreement or the Exchange contemplated hereby.

     Section 6.6 Notices.
     Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.
If to the Company or the Subsidiary:
Superior Bancorp
17 North Twentieth Street
Birmingham, Alabama 35203
Attention: James A. White
Facsimile: 205-488-3335
email: jim.white@superiorbank.com
Telephone: (205) 327-3656
Attention: William H. Caughran
Facsimile: 205-488-3335
email: bill.caughran@superiorbank.com
Telephone: (205) 327-3615
With a copy to:
Haskell Slaughter Young & Rediker, LLC
1400 Park Place Tower
2001 Park Place North
Birmingham, Alabama 35203
Attention: Robert E. Lee Garner
Facsimile: (205) 324-1133
email: relg@hsy.com
Telephone: (205) 254-1417
Attention: Kimberly L. Hager
Facsimile: (205) 324-1133
email: klh@hsy.com
Telephone: (205) 254-1473
If to the Investor:
KBW, Inc.
787 Seventh Avenue
11th Floor
New York, NY 10019
Attention: Robert Giambrone
Facsimile: 212-541-6668
email: bgiamberone@kbw.com
Telephone: 212-887-6776
     Section 6.7 Definitions.
     (a) When a reference is made in this Agreement to a subsidiary of a person, the term “subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity (i) of which such person or a subsidiary of such person is a general partner or (ii) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such person and/or one or more subsidiaries thereof.

     (b) The term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.
     (c) The term “Bankruptcy Exceptions” means as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.
     (d) The term “Company Material Adverse Effect” means a material adverse effect on (i) the business, results of operation or financial condition of the Company and its consolidated subsidiaries taken as a whole; provided, however, that Company Material Adverse Effect shall not be deemed to include the effects of (A) changes after the date hereof in general business, economic or market conditions (including changes generally in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in the United States or foreign securities or credit markets), or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, in each case generally affecting the industries in which the Company and its subsidiaries operate, (B) changes or proposed changes after the date hereof in GAAP or regulatory accounting requirements, or authoritative interpretations thereof, (C) changes or proposed changes after date hereof in securities, banking and other laws of general applicability or related policies or interpretations of Governmental Entities (in the case of each of these clauses (A), (B) and (C), other than changes or occurrences to the extent that such changes or occurrences have or would reasonably be expected to have a materially disproportionate adverse effect on the Company and its consolidated subsidiaries taken as a whole relative to comparable U.S. banking or financial services organizations), or (D) changes in the market price or trading volume of the Common Stock or any other equity, equity-related or debt securities of the Company or its consolidated subsidiaries (it being understood and agreed that the exception set forth in this clause (D) does not apply to the underlying reason giving rise to or contributing to any such change); or (ii) the ability of the Company to consummate the Exchange and the other transactions contemplated by this Agreement and perform its obligations hereunder on a timely basis.
     (e) The term “Previously Disclosed” means information set forth or incorporated in the Company’s Annual Report on Form 10-K for the most recently completed fiscal year of the Company filed with SEC prior to the date hereof or in its other reports and forms filed with or furnished to the SEC under Sections 13(a), 14(a) or 15(d) of the Exchange Act on or after the last day of the most recently completed fiscal year of the Company and prior to the date hereof.
     (f) The term “Securities Act” means the Securities Act of 1933 as amended.
     (g) The term “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (h) To the extent any securities issued pursuant to this Agreement or the transactions contemplated hereby are registered in the name of a designee of the Investor pursuant to Section 6.8(c) or transferred to an Affiliate of the Investor, all references herein to the Investor holding or owning any debt or equity securities of the Company, Common Shares or Registrable Securities (and any like variations thereof) shall be deemed to refer to the Investor, together with such designees and/or Affiliates, holding or owning any debt or equity securities, Common Shares or Registrable Securities (and any like variations thereof), as applicable.
     Section 6.8 Assignment.
     Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall, to the fullest extent permitted by law, be assignable by any party hereto without the prior written consent of each other party, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except (a) an assignment, in the case of a Business Combination where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such Business Combination or the purchaser in such sale, and (c) an assignment by the Investor of this Agreement to an Affiliate of the Investor; provided that if the Investor assigns this Agreement to an Affiliate, the Investor shall be relieved of its obligations under this Agreement and all rights and obligations of the Investor hereunder shall be exercised by, and shall be the responsibility of, such Affiliate. “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s stockholders.
     Section 6.9 Severability.
     If any provision of this Agreement, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.
     Section 6.10 No Third-Party Beneficiaries.
     Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company, the Trust and the Investor any benefit, right or remedies, except that the provisions of Sections 4.4 and 5.4 shall inure to the benefit of the persons holding Capital Shares during any tacked holding period, as contemplated by that Section.
     Section 6.11 Entire Agreement, Etc.
     This Agreement (including the Annexes and Schedules hereto) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof.
     Section 6.12 Counterparts and Facsimile.
     For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.
     Section 6.13 Federal Income Tax Treatment.
     The Company, the Subsidiary and the Investor intend the Exchange be treated as a reorganization pursuant to Section 368(a)(1)(E) of the Code (i.e., a recapitalization of the Company), each of the parties be a party to a reorganization, as that term is defined in Section 368(b) of the Code, and this Agreement constitute and reflect a “plan or reorganization”, as that term is defined in Treasury Regulations § 1.368-2(g).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SUPERIOR BANCORP

By:	/s/ James A. White
Name:	James A. White
Title:	Chief Financial Officer

SUPERIOR HOLDINGS, LLC

By:	Superior Bancorp
Its:	Member

By:	/s/ James A. White
Name:	James A. White
Title:	Chief Financial Officer

KBW, INC.

By:	/s/ Robert Giambrone
Name:	Robert Giambrone
Title:	Executive Vice President and Chief Financial Officer
[Signature Page of Exchange Agreement]

SCHEDULE A
CAPITALIZATION
Common Stock
Par value: $0.001
Total Authorized: 200,000,000 Outstanding: 11,667,794
Subject to warrants, options, convertible securities, etc.: 3,849,439
Reserved for benefit plans and other issuances: 0
Remaining authorized but unissued: 184,482,767
Shares issued after Capitalization Date (other than pursuant to warrants, options, convertible securities, etc. as set forth above): None.
Preferred Stock
Par value: None.
Total Authorized: 5,000,000
Outstanding (by series): None.
Reserved for issuance: None.
Remaining authorized but unissued: 4,931,000

SCHEDULE B
Response to Section 3.6: [to be completed if applicable]

ANNEX D
FORM OF OPINION
     (a) The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Subsidiary is organized and validly existing under the laws of the State of Alabama.
     (b) Each of the Company and the Subsidiary has the corporate power and authority to execute and deliver the Exchange Agreement and to carry out its obligations thereunder.
     (c) The execution, delivery and performance by each of the Company and the Subsidiary of the Exchange Agreement, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of the Company and the Subsidiary, and no further approval or authorization is required on the part of the Company and the Subsidiary.
     (d) The Exchange Agreement has been duly executed and delivered by the Company and the Subsidiary and, assuming the due execution and delivery by the other parties thereto, is a valid and binding obligation of each of the Company and the Subsidiary, enforceable against the Company and the Subsidiary in accordance with its terms. The foregoing opinion as to the enforceability of the Exchange Agreement against the Company and the Subsidiary is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.
     (e) The Company is not or, after giving effect to the issuance of the Common Shares pursuant to the Exchange Agreement, would be on the date hereof an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.
     (f) The Common Shares to be issued pursuant to the Agreement have been validly authorized and, upon issuance and delivery against consideration therefor as contemplated by the Agreement, will be validly issued, fully paid and non-assessable.